UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2023

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North Suite 300 Houston, Texas	77043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock par value $0.0001	BATL	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Departure of Director

On May 8, 2023, Allen Li, a member of the board of directors (the “Board”) of Battalion Oil Corporation (the “Company”) and member of the Nominating and Corporate Governance Committee (the “N&CG Committee”), notified the Board that, effective as of the date thereof, he was resigning from the Board, including as a member N&CG Committee. Mr. Li’s decision to resign is for professional reasons and not the result of a disagreement with the Company or any of its subsidiaries on any matter relating to the Company’s operations, policies or practices. A copy of Mr. Li’s resignation letter is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Appointment of Director

Effective May 9, 2023, the Board appointed Ajay Jegadeesan as a director of the Company, filling the vacancy created by Mr. Li’s departure, to serve until the Company’s next annual meeting of stockholders or until his earlier resignation or removal. Concurrent with his appointment to the Board, Mr. Jegadeesan was also appointed as a member of the N&CG Committee and the Reserves Committee.

Mr. Li, Managing Director with Oaktree Capital recommended his colleague, Mr. Jegadeesan to replace him on the Board based on his extensive E&P experience. Based on the recommendation of Mr. Li, the N&CG Committee reviewed Mr. Jegadeesan’s background and experience for consideration and recommended his appointment to the Board and the Reserves and N&CG Committees. The Board has determined that Mr. Jegadeesan (a) qualifies as an “independent director” under the applicable rules of the U.S. Securities and Exchange Commission and the NYSE American LLC Company Guide; and (b) meets the requirements for service on the Board pursuant to the Company’s Corporate Governance Guidelines, a copy of which is available under the “Investors—Corporate Governance” page of the Company’s website at www.battalionoil.com. The information on the Company’s website does not constitute a part of this report and is not incorporated herein by reference.

There are no arrangements or understandings between Mr. Jegadeesan and any other person pursuant to which Mr. Jegadeesan was appointed to serve as a director of the Company. There are no transactions in which Mr. Jegadeesan has an interest that requires disclosure under Item 404(a) of Regulation S-K.

For his service on the Board, Mr. Jegadeesan will be entitled to the same compensation arrangements as the Company’s non-employee directors, as described in the Company’s Amendment to Annual Report on Form 10-K/A filed with the SEC on April 28, 2023.

Ajay Jegadeesan, age 41, currently works as a Senior Advisor within the Global Opportunities fund at Oaktree Capital where he is responsible for managing investments in the energy sector across capital structures. Prior to joining Oaktree in 2018, Mr. Jegadeesan worked in various engineering, leadership, exploration, asset development, and operational roles at W.D. Von Gonten & Co., a boutique engineering advisory firm, where he led the due diligence and asset valuations for financial institutions and E&P companies culminating in deployment of over 20+ billion dollars in capital from 2011-2018; Nutech Energy Alliance Ltd.; and Schlumberger Technology Corporation. Mr. Jegadeesan holds a master’s degree in chemical engineering from Oklahoma State University and a master’s degree in petroleum engineering from the University of Houston. Mr. Jegadeesan also currently serves as a director on the boards of Sierra Energy Holdings, LLC and PureWest Energy, LLC.

Item 9.01	Financial Statements and Exhibits

(d)Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Resignation Letter of Mr. Allen Li
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTALION OIL CORPORATION

May 11, 2023	By:	/s/ Matthew B. Steele
	Name:	Matthew B. Steele
	Title:	Chief Executive Officer

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